SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported):  July 2, 1999
                                                            ------------




                          AMERICAN BINGO & GAMING CORP.
                          -----------------------------
                            (Exact name of registrant
                          as specified in its charter)



          Delaware                    1-13530                   74-2723809
         ----------                  ----------                 ----------
      (State or other               (Commission              (I.R.S. Employer
      jurisdiction of               File  Number)          Identification  No.)
      incorporation)



      1440 Charleston Highway, West Columbia, South Carolina       29169
      ------------------------------------------------------     ----------
      (Address of principal executive offices)                   (Zip Code)



       Registrant's telephone number, including area code:  (803) 796-7875
                                                            --------------



                                    Not Applicable
         (Former name or former address, if changed since last report.)

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ITEM  5.          OTHER  EVENTS.
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South  Carolina  Video  Poker  Legislation
------------------------------------------

On July 2, 1999, the Governor of South Carolina signed into law legislation taxing and regulating video poker in South Carolina. The following summarizes some of the key provisions of the new law.

     - The new law requires a referendum to be held on November 2, 1999, in which South Carolina voters will decide whether video poker payouts should remain legal. If video poker payouts are banned as a result of the referendum, payouts will be illegal after June 30, 2000. However, if video poker payouts are supported by the referendum, then payouts will remain legal and other provisions in the new law will take effect.

     - If video poker payouts remain legal, beginning December 1, 1999, the bet limit will be $3 per hand and the payout limit will be $500 per sitting. Video poker operators will only be able to provide the $500 payout to video poker players, however, if the operators certify to the South Carolina Department of Revenue before December 1, 1999, that their machines are prepared for connection to the Department of Revenue central monitoring system or that they have ordered the necessary equipment required for connection to the system. Until then, the current law regarding the $125 payout limit will remain in effect.

     - All video poker machines must be connected to the Department of Revenue central monitoring system by February 1, 2000 in order to be able to continue to operate after that date.

     - If voters decide to keep payouts legal, a 25% tax on net machine income after payouts will become effective beginning on December 1, 1999.

     - Casinos, which are video poker locations with more than 5 video poker machines, will not be licensed to operate after July 1, 2004. After July 1, 2004, casinos may only continue to operate if the county in which the casino is operating adopts an ordinance authorizing casinos to operate. No casino may be licensed to operate if it was not in operation on May 31, 1999.

If video poker payouts are banned in South Carolina as a result of the referendum, the Company's financial position and operations will be materially adversely affected. However, even if video poker payouts remain legal, the new law will likely have a material adverse effect on the financial position and operations of the Company due to the increased taxes and other regulations that will be imposed on the video poker industry in South Carolina.


South  Carolina  Supreme  Court  Ruling
---------------------------------------

On July 13, 1999, the South Carolina Supreme Court ruled that video poker players cannot win more than $125 in a 24-hour period. In addition, the Court warned that advertising or offering jackpots over $125 could be a federal racketeering offense. Advertising or offering jackpots over $125 could also be criminal offenses under state law. The Court's ruling was issued in a case filed by several plaintiffs who claim that the activities of some video poker operators were illegal under current South Carolina law. Even though the Company is not a party to this case, the Court's ruling will likely affect the entire video poker industry in South Carolina.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  AMERICAN  BINGO  &  GAMING  CORP.
                                  ---------------------------------
                                  (Registrant)



                                  By:     /s/  Daniel  W.  Deloney
                                           ------------------------
                                  Name:        Daniel  W.  Deloney
                                  Title:       Chairman of the Board, President
                                               and  Chief  Executive  Officer


Dated:  July  20,  1999
        ---------------

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